Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-138240

Prospectus Supplement No. 3
to Prospectus dated May 14, 2007

11,397,359 Shares of Common Stock

SOLOMON TECHNOLOGIES, INC.

We are supplementing the prospectus dated May 14, 2007, covering up to 11,397,359 shares of our common stock, par value $0.001 per share, which may be offered for sale from time to time by the selling stockholders named in the prospectus. This prospectus supplement contains the following:

•	our Current Report on Form 8-K dated July 13, 2007, which was filed with the Securities and Exchange Commission on August 9, 2007,
•	our Current Report on Form 8-K dated August 14, 2007, which was filed with the Securities and Exchange Commission on August 20, 2007,
•	our Current Report, as amended, on Form 8-K/A dated August 14, 2007, which was filed with the Securities and Exchange Commission on August 24, 2007,
•	our Current Report on Form 8-K dated August 24, 2007, which was filed with the Securities and Exchange Commission on August 24, 2007,
•	our Current Report on Form 8-K dated August 27, 2007, which was filed with the Securities and Exchange Commission on September 5, 2007, and
•	our Current Report on Form 8-K dated September 5, 2007, which was filed with the Securities and Exchange Commission on September 7, 2007.

This prospectus supplement supplements information contained in the prospectus dated May 14, 2007. This prospectus supplement should be read in conjunction with the prospectus dated May 14, 2007 and any amendments or supplements thereto, which are to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the prospectus, including any amendments or supplements thereto.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus dated May 14, 2007, including any amendments or supplements thereto.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THE PROSPECTUS DATED May 14, 2007.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is September 10, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2007

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- “may”
- “will”
- “should”
- “estimates”
- “plans”
- “expects”
- “believes”
- “intends”

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks described in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

Item 3.02.	Unregistered Sales of Equity Securities

On June 4, 2007, the Company issued options to purchase 40,000 shares of Common Stock under its Amended and Restated 2003 Stock Option Plan (the “Plan”) to each of Peter W. DeVecchis, Jr., Anthony Intino, II, Allison Bertorelli and Mariano Moran and options to purchase 100,000 shares of Common Stock under the Plan to Samuel F. Occhipinti. All of the options have an exercise price of $0.22 per share.

On July 13, 2007, the Company issued 150,000 shares of common stock, par value $.001 per share (“Common Stock”), to each of its non-employee directors: Jonathan Betts, Duane Crisco, Kenneth Przysiecki, Thomas Kell and Shannon LeRoy, in consideration of their services as directors. Also on July 13, 2007, the Company issued 50,000 shares of Common Stock to Glen Wegner, the chairman of the Company’s advisory board, in consideration of his agreement to serve in such capacity.

The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving a public offering.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2007, the board of directors of the Company (the “Board”) expanded the Board to seven directors and elected Shannon LeRoy as a director to fill the vacancy on the Board. The Board believes that Mr. LeRoy qualifies as independent under NASDAQ Marketplace Rule 4200.

On July 13, 2007, the Board adopted a 2007 Non-Employee Director Compensation Plan pursuant to which

•	all non-employee directors of the Company received a one-time grant of 150,000 restricted shares of Common Stock, subject to a 60 day holding period; and

•	all non-employee directors serving on committees of the Board of Directors will receive compensation equal to $10,000 per year, payable in cash.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: August 9, 2007	By:	/s/ Gary G. Brandt
Gary G. Brandt
Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2007

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

 Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Compiled Interim Review

In connection with the preparation and filing of the Company’s Form 10-QSB for the quarter ended June 30, 2007, the Company noted certain errors related to its interim financial statements for the three months ended March 31, 2007 which were included in the Company’s Form 10-QSB for the period ended March 31, 2007. The errors related to the application of accounting principles for the Company’s convertible debentures.

The required restatement decreased non-cash interest expense and decreased net loss in the net amount of $1,250,668 for the three months ended March 31, 2007 and had no effect on the Company's reported cash flows from operations. In connection with this restatement, the Company has also reclassified deferred debt costs in the amount of $1,005,787 related to the convertible debentures from a debt discount to an asset account.

During the three months ended March 31, 2007, the Company had recorded non-cash interest expense associated with the value of imbedded conversion features in the amount of $2,255,929, which have been restated and recorded as a discount to the convertible debentures and amortized over the term of the convertible debentures, in accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments".

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: August 17, 2007	By:	/s/ Gary G. Brandt
Gary G. Brandt
Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2007

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K that was initially filed by Solomon Technologies, Inc. (the “Company”) on August 20, 2007 (the “Initial Form 8-K”), to restate the Item 4.02 disclosure set forth in the Initial Form 8-K. No other information in the Initial Form 8-K is amended hereby. Except as noted below, this Form 8-K/A does not reflect events occurring after the date of filing of the Initial Form 8-K or update disclosures in that report affected by subsequent events.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Compiled Interim Review

In connection with the preparation and filing of the Company’s Form 10-QSB for the quarter ended June 30, 2007, the Company noted certain errors related to its interim financial statements for the three months ended March 31, 2007 which were included in the Company’s Form 10-QSB for the period ended March 31, 2007 (the “3/31 10-QSB”). The Company is hereby notifying the public that the financial statements for the quarter ended March 31, 2007, should no longer be relied upon and that the Company has amended such financial statements in the 3/31 Form 10-QSB to restate such financial statements as a result of the errors. Specifically, the errors related to the application of accounting principles for the Company’s convertible debentures. On August 16, 2007, the Company’s audit committee and chairman of the board of directors determined that during the three months ended March 31, 2007, the Company had recorded non-cash interest expense associated with the value of embedded conversion features in the amount of $2,255,929 that should have been recorded as a discount to the convertible debentures and amortized over the term of the convertible debentures, in accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments", and that, as a result, the financial statements for the period ended March 31, 2007, would have to be restated to recognize this change.

The Company filed an amendment to the 3/31 10-QSB on August 20, 2007, containing restated financial statements for the quarter ended March 31, 2007.

The principal effect of the restatement described above was to decrease non-cash interest expense and to decrease net loss in the net amount of $1,250,668 for the three months ended March 31, 2007. The restatement had no effect on the Company's reported cash flows from operations for such period. In connection with this restatement, the Company also reclassified deferred debt costs in the amount of $1,005,787 related to the convertible debentures from a debt discount to an asset account.

The Company worked with its independent auditors to address these matters, and the audit committee and chairman of the board of directors discussed with the independent auditors the matters disclosed in the Initial Form 8-K and this Form 8-K/A.

The Company’s certifying officers have reconsidered the effect of this error on the adequacy of the Company’s disclosure controls and procedures in the Company’s 3/31 Form 10-QSB, in light of the errors the Company has disclosed. The certifying officers concluded that the Company’s initial accounting treatment of the convertible debentures in the 3/31 10-QSB was made in reliance on advice of independent, professional accountants retained by the Company for the sole purpose of obtaining such advice, and that therefore the error did not indicate that there was any deficiency in the Company’s disclosure controls and procedures as of the quarter ended June 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: August 23, 2007	By:	/s/ Gary G. Brandt
Gary G. Brandt
Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2007

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks described in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

Item 1.01	Entry into a Material Definitive Agreement, and
Item 3.02	Unregistered Sales of Equity Securities.

Amendment Agreement

On August 23, 2007, Solomon Technologies, Inc. (the “Company”) entered into an agreement (the “Amendment Agreement”) with the holders (the “Holders”) of its Variable Rate Self-Liquidating Senior Secured Convertible Debentures due March 18, 2008 (the “January Debentures”) amending the terms of the Debentures and several related agreements. The Company issued an aggregate of $5,350,000 aggregate principal amount of January Debentures in a private placement on January 22, 2007. The Company redeemed 10% of the principal amount of the January Debentures on June 1, 2007.

Under the terms of the Amendment Agreement,

•	the maturity of the January Debentures was extended to April 17, 2009;
•
redemptions of principal of the January Debentures were suspended until the first first of the month following the earlier of (i) the date that a new registration statement covering the shares of common stock issuable upon conversion of the January Debentures or exercise of the related common stock purchase warrants held by the Holders (the “January Warrants”) is declared effective by the Securities and Exchange Commission and (ii) December 1, 2007;

•
once redemptions recommence, they will be required to continue on a monthly basis through the new maturity date of the January Debentures, at an amount equal to the principal amount of the January Debentures on the date the redemptions recommence divided by the number of months remaining to maturity of the Debentures;

•	the conversion price of the January Debentures and the exercise price of the January Warrants were each reduced from $2.00 per share of common stock to $0.35 per share of common stock;
•
the Company is required to file a new registration statement by October 1, 2007, and cause such registration statement to be declared effective by January 22, 2008, and if the Company fails to meet either deadline it will incur liquidated damages as specified in the Registration Rights Agreement among the Company and the Holders;

•
the Company is entitled to issue shares of common stock in payment of fees in connection with certain proposed transactions without such shares triggering an adjustment to the conversion price of the January Debentures or the exercise price of the January Warrants;

•
the Company is required to issue an aggregate of $160,500 in new debentures (the “Additional Debentures”) to the Holders in satisfaction of liquidated damages incurred through the date of the Amendment Agreement under the Registration Rights Agreement;

•
the Company is required to issue an aggregate of 1,747,267 shares of common stock in partial satisfaction of the redemption payment that was due to the Holders on July 1, 2007 (the “July Redemption Shares”), with the balance of the redemption payment carried forward and payable when redemption payments recommence; and

•
the Holders waived certain restrictions in the agreements entered into with the Company in connection with the sale of the January Debentures and January Warrants to enable the Company to raise up to $1 million of additional financing through private placements of securities. The Company has not yet determined the terms or amount of the securities to be sold. However, any such securities will be offered and sold without registration under the Securities Act of 1933, as amended, and may not be reoffered or resold by the purchasers in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Additional Debentures will be convertible at any time at the option of the holder into shares of the Company’s common stock at $0.35 per share, subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company issues or grants in the future any rights to purchase any of the Company’s common stock, or other securities convertible into the Company’s common stock, for an effective per share price less than the conversion price then in effect, the conversion price of all unconverted Additional Debentures will be decreased to equal such lower price. The conversion price adjustment will not apply to certain exempt issuances.

Beginning on the first first of the month following the earlier of (i) the date that a new registration statement covering the shares of common stock issuable upon conversion of the January Debentures or the January Warrants is declared effective by the Securities and Exchange Commission and (ii) December 1, 2007, and on the first day of each month thereafter, the Company will be required to redeem a portion of the face value of the Debentures in cash or, at the Company’s election, with shares of Company common stock. The portion to be redeemed will be an amount equal to the principal amount of the Additional Debentures on the date the redemptions recommence divided by the number of months remaining to maturity of the Additional Debentures. Any common stock delivered in satisfaction of a redemption payment will be valued at 82.5% of the average of the daily volume weighted average price of the applicable shares for the 10 trading days prior to the amortization payment. Any unconverted Additional Debentures will become due on April 17, 2009.

Separately, to induce the holders of the January Debentures to enter into the Amendment Agreement, the Company agreed to issue to each holder an amount of restricted shares of common stock calculated by multiplying the dollar amount of each holder’s investment by 0.075. In fulfillment of this agreement the Company issued an aggregate of 401,250 restricted shares of common stock of the Company (the “Inducement Shares”).

The issuance and sale of the Additional Debentures, the July Redemption Shares and the Inducement Shares was determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

Acquisition Line of Credit Agreement

On August 24, 2007, the Company entered into an agreement with JMC Venture Partners LLC (“JMC”), pursuant to which JMC agreed to provide the Company with a line of credit, the aggregate principal amount of which shall not exceed $15,000,000, that is to be used exclusively for acquisitions (the “Line of Credit”). The Line of Credit will be available through August 24, 2008.

Any amounts loaned under the Line of Credit will accrue interest at a rate of 12% per annum, plus quarterly investment fees of 1% of the amounts then outstanding and monitoring fees of 2.5% of the amounts advanced under the Line of Credit. Upon execution of the Line of Credit agreement, the Company incurred a 2.5% commitment fee on the full amount of the Line of Credit. The monitoring fees and commitment fee are each payable in shares of common stock of the Company. The number of shares to be issued will be calculated by dividing the dollar amount of the fee by the average closing price of a share of common stock for the 10 business days preceding the date of payment. The Company has agreed to register the shares for resale under the Securities Act of 1933, as amended, within 120 days. In the event of a default, the interest rate will increase to 18% per annum.

Loans made under the Line of Credit will be conditioned upon the approval of the proposed acquisition by the lender’s investment committee and will be subject to the lender’s normal due diligence and will mature on the last day of the twelfth month after they are made. The loans will be made to the Company’s acquisition subsidiaries and unconditionally guaranteed by the Company. The Line of Credit is subject to ordinary documentation requirements for each closing. The Line of Credit may be drawn upon at the Company’s sole discretion.

The lender, JMC, is an affiliate of Michael D’Amelio, a director and officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: August 24, 2007	By:	/s/ Gary G. Brandt
Gary G. Brandt
Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2007

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 30, 2007, Solomon Technologies, Inc. (the “Company”) entered into definitive agreements relating to a private placement (the “Private Placement”) of $500,000 in principal amount of Variable Rate Self-Liquidating Senior Secured Convertible Debentures due April 17, 2009 (the “Debentures”). The funds raised in the Private Placement were disbursed from escrow to the Company on August 30, 2007. The Debentures were issued pursuant to a Securities Purchase Agreement, dated August 30, 2007, among the Company and the purchasers of the Debentures (the “Securities Purchase Agreement”). The principal purpose of the Private Placement was to provide the Company with operating capital. The definitive agreements permit the Company to sell up to an additional $500,000 in principal amount of Debentures over a 60 day period following signing of the Securities Purchase Agreement.

The Debentures will be convertible at any time at the option of the holder into shares of the Company’s common stock at $0.35 per share, subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company issues or grants in the future any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for an effective per share price less than the conversion price then in effect, the conversion price of all unconverted Debentures will be decreased to equal such lower price. The conversion price adjustment will not apply to certain exempt issuances, including stock issuances to officers, directors and employees and in strategic transactions, stock issued as fees under an acquisition line of credit and up to an aggregate of $200,000 of common stock that may be issued in any six month period.

Prior to maturity the Debentures will bear interest per annum at the higher of (i) 8% or (ii) the six-month London Interbank Offered Rate plus 2%, payable quarterly in arrears in cash, or, at the Company’s option, in shares of Company common stock. The Company’s ability to pay interest with shares of Company common stock will be subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of interest and certain minimum trading volumes in the Company’s common stock. All overdue and accrued interest shall accrue a late fee equal to the lesser of 15% per annum or the maximum rate permitted by applicable law. From and after an event of default under the Debentures and for so long as the event of default is continuing, the Debentures will bear default interest at a rate of the lesser of 15% per annum or the maximum rate permitted by applicable law.

Beginning on the earlier of (i) the first day of the first month immediately following the effectiveness of a registration statement covering the resale of the shares of Company common stock issuable upon conversion of the Debentures and (ii) December 1, 2007, and on the first day of each month thereafter until the maturity date, the Company will be required to redeem an equal monthly portion of the face value of the Debentures in cash or, at the Company’s election, with shares of Company common stock. The Company’s ability to pay the redemption price in shares of Company common stock will be subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of the redemption amount and certain minimum trading volumes in the Company’s common stock. Any common stock of the Company delivered in satisfaction of an amortization payment will be valued at 82.5% of the average of the daily volume weighted average price of the applicable shares for the 10 trading days prior to the amortization payment. Any unconverted Debentures will become due on April 17, 2009.

At any time after the effectiveness of a registration statement covering the resale of the shares of Company common stock issuable upon conversion of the Debentures, the Company may redeem, subject to specified conditions and upon 12 trading days’ written notice, any or all of the outstanding Debentures for a redemption price of cash of 120% of the principal amount plus accrued and unpaid interest on the Debentures to be redeemed.

The Company’s obligations under the Debentures are secured by a security interest in substantially all of its assets pursuant to a Security Agreement dated as of August 30, 2007 between it and the purchasers of the Debentures. The Company has agreed that in the event that it forms any new subsidiaries and moves assets to those subsidiaries, those subsidiaries will become guarantors of the Debentures.

As a part of the Private Placement, the Company issued common stock purchase warrants (“Warrants”) to the purchasers of the Debentures giving them the right to purchase up to an aggregate of 1,000,000 shares of the Company’s common stock at an exercise price of $0.35 per share. In the event the Company sells additional Debentures within the next 60 days it will issue a proportionate number of additional warrants. The Warrant exercise price is subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company in the future issues or grants any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for a per share price less than the exercise price then in effect, the exercise price of the Warrants with respect to shares of the Company’s common stock will be reduced to equal such lower price and the number of shares of the Company’s common stock for which the Warrant may be exercised will be increased so that the total aggregate exercise price remains constant. The foregoing adjustment to the exercise price for the Company’s common stock will not apply to certain exempt issuances, including issuances to officers, directors and employees and in strategic transactions and up to an aggregate of $200,000 of common stock that may be issued in any six month period. All of the Warrants will expire on August 30, 2012 unless sooner exercised.

In connection with the Private Placement, the Company and the purchasers of the Debentures entered into a Registration Rights Agreement under which the Company is required to file, on or before October 1, 2007, a registration statement with the Securities and Exchange Commission covering the resale of the shares of Company common stock issuable pursuant to the Debentures and Warrants and to use its best efforts to have the registration declared effective as promptly as possible thereafter but in any event, by January 22, 2008. The Company will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, if the registration statement is not filed or does not become effective on a timely basis.

The holders of an aggregate of approximately 12,623,429 shares of the Company’s outstanding common stock have agreed to certain restrictions on their ability to transfer such shares.

The forms of the definitive documents executed in connection with this Private Placement are substantially the same as the forms of definitive agreements entered into in connection with the January 2007 private placement of $5,350,000 in principal amount of Variable Rate Self-Liquidating Senior Secured Convertible Debentures, except to the extent that the terms of this Private Placement differ from the terms of the January private placement.

The offers and sales of securities in the Private Placement are being made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 and/or Rule 144A thereunder. Such offers and sales are being made solely to “accredited investors” under Rule 506 and/or “qualified institutional buyers” under Rule 144A and without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in the Private Placement. The securities offered and sold in the Private Placement are not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

On August 27, 2007, the Company issued an aggregate of 974,026 shares of common stock to JMC Venture Partners LLC (“JMC”) as payment, under the terms of the Company’s agreement with JMC dated as of August 24, 2007, for the 2.5% commitment fee on the full amount of the Company’s acquisition line of credit with JMC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: September 5, 2007	By:	/s/ Gary G. Brandt
Gary G. Brandt
Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2007

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 1.01	Entry into a Material Definitive Agreement and
Item 2.01	Completion of Acquisition or Disposition of Assets

On September 5, 2007, Solomon Technologies, Inc. (the “Company”), completed its acquisition of substantially all of the assets of Deltron, Inc., a Pennsylvania corporation (“Deltron”). The transaction was effected pursuant to an Asset Purchase Agreement dated June 1, 2007, as amended on July 9, 2007, August 2, 2007, August 9, 2007, August 16, 2007, August 24, 2007, August 31, 2007, and September 4, 2007 (the “Purchase Agreement”), by and among the Company and Del-Inc Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Del-Inc”), and Deltron, Corporacion Delinc, S.A. de C.V., a Reynosa, Tamaulipas, Mexico corporation (“Delinc, S.A.”), Aaron Anton (“Anton”) and other shareholders of Deltron (collectively with Deltron, Delinc, S.A. and Anton, the “Sellers”). The Company acquired from the Sellers all tangible and intangible assets of Deltron, including all of the outstanding stock of Delinc, S.A., but excluding certain of Deltron’s inventory and certain other excluded assets, and assumed certain liabilities of Deltron, including trade accounts payable, certain accrued commissions payable and accrued warranty obligations.

The purchase price consisted of $1,508,000 in cash for Deltron’s assets, plus $600,000 in cash for the stock of Delinc, S.A. and the assumption of certain liabilities totaling approximately $292,000. A portion of the purchase price totaling $400,000 was deposited in escrow for one year from closing to support the Sellers’ indemnification obligations. The Company also agreed to pay the Sellers an earn-out payment equal to the product of net sales of the purchased business during the year following the closing multiplied by a profit margin determined by subtracting from net sales the cost of goods sold divided by net sales. The earn-out payment cannot exceed $300,000.

Also on September 5, 2007, Del-Inc executed a lease agreement with Deltron pursuant to which Del-Inc will lease certain premises in Pennsylvania from Deltron through December 31, 2007, for an aggregate of $50,000 plus approximately $12,000 for utilities.

As previously disclosed, on August 24, 2007, JMC Venture Partners LLC (“JMC”) agreed to provide the Company with a line of credit, the aggregate principal amount of which shall not exceed $15,000,000, to be used exclusively for acquisitions (the “Line of Credit”). To fund the purchase price for the Deltron assets Del-Inc borrowed a total of $2,750,000 under the Line of Credit. The loan was made pursuant to the terms of a Secured Promissory Note Loan Security and Pledge Agreement dated as of September 5, 2007, between Del-Inc and JMC and a related promissory note issued by Del-Inc to JMC on September 5, 2007. The loan was fully and unconditionally guaranteed by Solomon pursuant to a Guaranty Agreement between the Company and JMC dated September 5, 2007. The loan matures on September 5, 2008. JMC is an affiliate of Michael D’Amelio, a director and officer of the Company.

Amounts borrowed under the Line of Credit accrue interest at a rate of 12% per annum, plus quarterly investment fees of 1% of the amounts then outstanding and monitoring fees of 2.5% of the amounts borrowed under the Line of Credit. Upon execution of the Line of Credit agreement, the Company incurred and paid a 2.5% commitment fee on the full amount of the Line of Credit. The monitoring fees and commitment fee are each payable in shares of common stock of the Company. The number of shares to be issued will be calculated by dividing the dollar amount of the fee by the average closing price of a share of common stock for the 10 business days preceding the date of payment. Del-Inc agreed to pay JMC a separate perfection fee in the amount of $27,500, payable in shares of common stock of the Company, with respect to the loan made by JMC under the Line of Credit in connection with the acquisition of the assets of Deltron. The number of shares to be issued will be calculated by dividing the dollar amount of the fee by the market price on the date of the closing.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Items 1.01 and 2.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

On September 6, 2007, the Company issued an aggregate of 4,833,562 shares of common stock to the sellers of Technipower LLC (“Technipower”) as payment of the stock payment adjustment due under the terms of the Securities Purchase Agreement dated as of August 17, 2006, between the Company and the sellers of Technipower, as amended by the Amendment Agreement dated as of August 27, 2007, between the Company, Power Designs, Inc. and Integrated Power Systems LLC.

On September 7, 2007, the Company issued an aggregate of 284,638 shares of common stock to JMC in payment of the investment fee and perfection fee pertaining to the loan made by JMC under the Line of Credit in connection with the acquisition of the assets of Deltron.

Item 9.01	Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(c)  Not applicable.

(d)  Exhibits. The following exhibits are furnished herewith:

99.1	Press release issued by Solomon Technologies, Inc. on September 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: September 7, 2007	By:	/s/ Gary G. Brandt
Gary G. Brandt
Chief Executive Officer (Principal Executive Officer)

Exhibit 99.1

Solomon Closes Deltron Acquisition

DANBURY, CT. September 6, 2007—Solomon Technologies, Inc. (OTCBB:SOLM) announced today that it has closed its acquisition of Deltron, a North Wales, Pennsylvania based manufacturer of power supplies and related equipment with manufacturing operations in Reynosa, Mexico.

Solomon acquired specific assets and liabilities of Deltron’s Pennsylvania operations and all of the stock of Deltron’s Mexican manufacturing facility, for an undisclosed amount in cash. Solomon will assume Deltron’s trade payables and its accrued expenses as part of the transaction. The transaction also provides the seller with the possibility of an additional payment if the acquired assets produce gross margins exceeding certain thresholds.

“The Deltron acquisition is an exciting step in the path of reaching our overall sales and profitability goals,” said Gary G. Brandt Chief Executive Officer of Solomon. “It will substantially increase our revenue, provide a significant improvement in our manufacturing cost structure, add valuable human resources to our team and expand our product offerings by a wide margin. Combined with the pending acquisition of Unipower later in the year, the addition of Deltron puts us on track to achieve our goal of annualized sales of $25 million by the end of this year and well on our way to the 2009 goal of $100 million.”

Mr. Brandt continued, “The acquisition of Deltron is another key milestone in Solomon’s strategy of growing the business through acquisition of complementary assets, and most importantly, it is consistent with our broader view of the increasing importance of power electronics technologies to the high efficiency/alternative energy markets that we are targeting.”

Information about Solomon Technologies, Inc.:
Solomon Technologies, Inc., through its Motive Power and Power Electronics divisions, develops, licenses, manufactures and sells precision electric power drive systems, including those utilizing its patented Electric Wheel ™ , Electric Transaxle ™ and hybrid and regenerative technologies as well as direct current power supplies and power supply systems requiring high levels of reliability and ruggedness for defense, aerospace, marine, commercial, automotive, hybrid electric and all electric vehicle applications.

FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Solomon Technologies, Inc. in this release that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes," or "plans," or comparable terminology, are forward-looking statements based on current expectations about future events, which management has derived from the information currently available to it. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Important factors known to management that could cause forward-looking statements to turn out to be incorrect are identified and discussed from time to time in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this release speak only as of the date hereof, and the Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Solomon Technologies, Inc.
Gary G. Brandt, 860-828-2060
www.solomontechnologies.com
or
Crescent Communications
David Long, 203-226-5527